Exhibit F-3

ITEM 4 - SCHEDULE OF ACQUISITIONS, REDEMPTIONS
OR RETIREMENTS OF SYSTEM SECURITIES
Calendar Year 2003
(Thousands of Dollars)
Name of Issuer and Title of Issue	Acquired	Redeemed (note 1)	Retired (note 1)	Consideration	Commission Authorization (note 2)

Dominion
Senior Notes:
Senior notes, Dominion Fiber Ventures, 7.05%, due 2005	$644,000			$644,000	Rule 42
Senior notes, Series A, 6%, due 2003			$1,000,000	$1,000,000	Rule 42
Senior notes, Series C, 7.6%, due 2003			400,000	400,000	Rule 42
	$644,000		$1,400,000	$2,044,000

Notes payable to affiliates:
Demand Notes to affiliate			$13,786	$13,786	Rule 42
Affiliate note due 2005			48,402	48,402	Rule 42
			$62,188	$62,188

Medium Term Notes, Series A #01			$100,000	$100,000	Rule 42

Mandatory Extension Notes, Series C, Floating Rate, due 2013		$500,000		$500,000	Rule 42

Consolidated Natural Gas
Debentures, 5 3/4%, Due 2003			$150,000	$150,000	Rule 42

Dominion Capital
Note Payable to Catalyst			$22,500	$22,500	Rule 42

Dominion E&P
Non-negotiable notes:
6.1%, due July 31, 2003			$71,075	$71,075	Rule 42
8.95%, due September 30, 2009			4,450	4,450	Rule 42
			$75,525	$75,525

Dominion East Ohio
Non-negotiable notes:
6.1%, due July 31, 2003			$30,221	$30,221	Rule 42
7.4%, due November 30, 2015			1,750	1,750	Rule 42
9.5%, due November 30, 2005			690	690	Rule 42
			$32,661	$32,661

Dominion Hope
Non-negotiable notes:
6.1%, due July 31, 2003			$6,419	$6,419	Rule 42
7.4%, due November 30, 2015			250	250	Rule 42
9.5%, due November 30, 2005			224	224	Rule 42
			$6,893	$6,893

Exhibit F-3

ITEM 4 - SCHEDULE OF ACQUISITIONS, REDEMPTIONS
OR RETIREMENTS OF SYSTEM SECURITIES
Calendar Year 2003
(Thousands of Dollars)
Name of Issuer and Title of Issue	Acquired	Redeemed (note 1)	Retired (note 1)	Consideration	Commission Authorization (note 2)

Dominion Peoples
Non-negotiable notes:
6.1%, due July 31, 2003			$26,039	$26,039	Rule 42
7.4%, due November 30, 2015			750	750	Rule 42
9.5%, due November 30, 2005			511	511	Rule 42
			$27,300	$27,300

Dominion Transmission
Non-negotiable notes
6.1%, due July 31, 2003			$59,541	$59,541	Rule 42
7.4%, due November 30, 2015			3,750	3,750	Rule 42
9.5%, due November 30, 2005			2,077	2,077	Rule 42
			$65,368	$65,368

Kincaid Generation, LLC
Senior secured bonds, 7.33% due 2020			$7,243	$7,243	Rule 42

Morgantown Energy Associates
Demand Note			$692	$692	Rule 42

Rincon Securities
Senior Notes:
Senior notes, Prudential, 7.6%, due 2003			$30,637	$30,637	Rule 42
Senior notes, Chase, 7.6%, due 2003			7,659	7,659	Rule 42
Senior notes, Chase, 7.6%, due 2003			7,659	7,659	Rule 42
			$45,955	$45,955

Virginia Power
Medium Term Notes:
Medium Term Notes, Series B #24			$10,000	$10,000	Rule 42
Medium Term Notes, Series B #34			700	700	Rule 42
Medium Term Notes, Series C #2			5,000	5,000	Rule 42
Medium Term Notes, Series C #3			10,000	10,000	Rule 42
Medium Term Notes, Series D #18			14,750	14,750	Rule 42
Medium Term Notes, Series G #03			120,000	120,000	Rule 42
			$160,450	$160,450

First and Refunding Bonds:
1993 First and Refunding Bonds, Series B, 6 5/8%, due 2003			$200,000	$200,000	Rule 42
1993 First and Refunding Bonds, Series D, 7 1/2%, due 2023		$189,280		$189,280	Rule 42
1993 First and Refunding Bonds, Series A, 7 1/4%, due 2023		$100,000		$100,000	Rule 42
1993 First and Refunding Bonds, Series G, 6 3/4%, due 2023		$200,000		$200,000	Rule 42
		$489,280	$200,000	$689,280

Exhibit F-3

ITEM 4 - SCHEDULE OF ACQUISITIONS, REDEMPTIONS
OR RETIREMENTS OF SYSTEM SECURITIES
Calendar Year 2003
(Thousands of Dollars)
Name of Issuer and Title of Issue	Acquired	Redeemed (note 1)	Retired (note 1)	Consideration	Commission Authorization (note 2)

Virginia Power (continued)
Senior Notes:
Senior notes, Series A, 7.15%, due 2038		$150,000		$150,000	Rule 42
Senior notes, Series A, 6.7%, due 2009		$150,000		$150,000	Rule 42
		$300,000		$300,000

Notes to Item 4:

1.  Except as noted, all securities redeemed or retired have been cancelled.
2.  Public Utility Holding Company Act of 1935.